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                                                                  Exhibit 23.1

               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
The Berlin City Bank:

         We consent to the use of our report dated February 3, 1997, except for
Note 20, as to which the date is March 14, 1997, on the financial statements of The Berlin City Bank included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                         /s/ SHATWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
August 6, 1997